Exhibit 10.2

FORM OF ACCRUED SALARY EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Exchange Agreement”), is dated as of May 21, 2015, by and between Attitude Drinks Incorporated, a Delaware corporation (the “Company”), and the subscribers identified on Schedule 1 hereto (the “Subscribers”).

WHEREAS, the Company and the Subscribers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(a)(2), Section 4(6) and/or Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”);

WHEREAS, the Subscribers are owed an aggregate of [       ] for accrued and unpaid salary (the “Accrued Salary”) set forth on Schedule 1 annexed hereto;

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the amount owed as Accrued Salary shall be exchanged (the “Exchange”)for in the aggregate, up to [       ] shares of the Company’s Series C Variable Rate Convertible Preferred Stock (“Preferred Stock”) issued hereunder having the rights, preferences and privileges set forth in the Certificate of Designation, in the form of Exhibit A hereto, convertible into shares of the Company’s Common Stock, $0.00001 par value (the “Common Stock”), warrants to purchase the Company’s Common Stock in the form annexed hereto as Exhibit B (the “Warrants”), and Additional Investment Rights (“AIRs”) in the form annexed hereto as Exhibit C granting the Subscriber the right to purchase (y) additional shares of Preferred Stock , and (z) a corresponding amount of Warrants, with payment therefore (“Purchase Price”) will be made by Subscribers of amounts owed to Subscribers for unpaid salary (:Accrued Salary”) as set forth on the signature page hereto and all accrued rights thereon (the “Exchange”).. The Preferred Stock, Warrants, AIRs and shares of Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants (the “Conversion Shares”) are collectively referred to herein as the “Securities”; and

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Subscribers hereby agree as follows:

1.1               Exchange. On the Closing Date the Subscribers will exchange the Accrued Salary identified on Schedule 1 for the Preferred Stock, Warrants, AIRs in the amounts set forth on Schedule 1.

1.2               Closing. The “Closing Date” shall be the date that the Preferred Stock, Warrants, AIRs are delivered to the Subscribers. Subject to the satisfaction or waiver of the terms and conditions of this Exchange Agreement, on the Closing Date, Subscribers shall purchase and the Company shall sell to Subscribers the Preferred Stock, Warrants, AIRs.

2.                 Subscribers Representations and Warranties. Each Subscriber for itself only, hereby represents to and agrees with the Company that:

    (a)                 Organization and Standing of the Subscriber. Subscriber is duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

    (b)                 Authorization and Power. Subscriber has the requisite power and authority to enter into and perform this Exchange Agreement and to purchase the Securities. The execution, delivery and performance of this Exchange Agreement by Subscriber and the consummation by Subscriber of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action, and no further consent or authorization of Subscriber or its Board of Directors or stockholders, if applicable, is required. This Exchange Agreement has been or will be duly authorized and executed and when delivered by Subscriber will constitute valid and binding obligations of Subscriber, enforceable against Subscriber in accordance with the terms thereof.

   (c)                 No Conflicts. The execution, delivery and performance of this Exchange Agreement and the consummation by Subscriber of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of Subscriber’s charter documents, bylaws or other organizational documents, if applicable, (ii) conflict with nor constitute a default (or an event which with notice or lapse of time or both would become a default) under any agreement to which Subscriber is a party, nor (iii) result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to Subscriber or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on Subscriber). Subscriber is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Exchange Agreement nor to purchase the Securities in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, Subscriber is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

   (d)                  Information on Subscriber. Subscriber is, and will be at the time of the conversion of the Preferred Stock, or exercise of the Warrant or AIRs an “accredited investor”, as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. Subscriber has the authority and is duly and legally qualified to purchase and own the Securities. Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The Subscriber agrees to provide the Company with such information reasonably required from time to time for the Company to comply with the Company’s regulatory filing requirements.

    (g)                 Purchase of Preferred Stock, Warrants, AIRs. On the Closing Date, Subscriber will purchase the Preferred Stock, Warrants, AIRs as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

    (h)                Compliance with Securities Act. Subscriber understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of the Subscriber contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration. Subject to compliance with applicable securities laws, the Subscriber may enter into lawful hedging transactions in the course of hedging the position they assume and the Subscriber may also enter into lawful short positions or other derivative transactions relating to the Securities, or interests in the Securities, and deliver the Securities, or interests in the Securities, to close out their short or other positions or otherwise settle other transactions, or loan or pledge the Securities, or interests in the Securities, to third parties who in turn may dispose of these Securities. The immediately preceding sentence does not affect, mitigate or impair any of the Subscriber’s representations, warranties and agreements of this Section 2.

    (i)                  Legend. The Securities shall bear the following or similar legend:

"THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES."

    (j)                  Communication of Offer. The offer to sell the Securities was directly communicated to Subscriber by the Company. At no time was Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

    (k)                 Restricted Securities. Subscriber understands that the Securities have not been registered under the 1933 Act and Subscriber will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Securities unless pursuant to an effective registration statement under the 1933 Act, or unless an exemption from registration is available. Notwithstanding anything to the contrary contained in this Exchange Agreement, Subscriber may transfer (without restriction and without the need for an opinion of counsel) the Securities to its Affiliates (as defined below) provided that each such Affiliate is an “accredited investor” under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Exchange Agreement. For the purposes of this Exchange Agreement, an “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity. Affiliate includes each Subsidiary of the Company. For purposes of this definition, “control” means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

    (l)                  No Governmental Review. Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

    (m)               Correctness of Representations. Subscriber represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless Subscriber otherwise notifies the Company prior to the Closing Date, shall be true and correct as of the Closing Date.

    (n)                   Pledge –Liens. Subscriber represents that the Accrued Salary is owed to Subscriber and Subscriber has not pledged the Accrued Salary and the Accrued Salary is not the subject of any levy, garnishment or liens.

3.                  Company Representations and Warranties. The Company represents to and agrees with each Subscriber that:

     (a)                Due Incorporation. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to own its properties and to carry on its business as presently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. For purposes of this Exchange Agreement, a “Material Adverse Effect” shall mean a material adverse effect on the financial condition, results of operations, prospects, properties or business of the Company and its Subsidiaries taken as a whole. For purposes of this Exchange Agreement, “Subsidiary” means, with respect to any entity at any date, any direct or indirect corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which (A) more than 30% of

(i) the outstanding capital stock having ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity, or (B) is under the actual control of the Company.

    (b)                Authority; Enforceability. This Exchange Agreement, the Preferred Stock, Warrants, AIRs and any other agreements delivered or required to be delivered together with or pursuant to this Exchange Agreement or in connection herewith (collectively “Transaction Documents”) have been duly authorized, executed and delivered by the Company and Subsidiaries, as the case may be, and are valid and binding agreements of the Company and Subsidiaries, as the case may be, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity. The Company and Subsidiaries, as the case may be, have full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform their obligations thereunder.

    (c)                Consents. No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its Affiliates, the OTC Bulletin Board (the “Bulletin Board”) or the Company's shareholders is required for the execution by the Company of the Transaction Documents and compliance and performance by the Company of its obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Securities. The Transaction Documents and the Company’s performance of its obligations thereunder have been unanimously approved by the Company’s Board of Directors. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority in the world, including without limitation, the United States, or elsewhere is required by the Company or any Affiliate of the Company in connection with the consummation of the transactions contemplated by this Exchange Agreement, except as would not otherwise have a Material Adverse Effect or the consummation of any of the other agreements, covenants or commitments of the Company or any Subsidiary contemplated by the other Transaction Documents. Any such qualifications and filings will, in the case of qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law.

   (d)                 The Securities. The Securities upon issuance:

           (i)                 are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject only to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

          (ii)                have been, or will be, duly and validly authorized and on the dates of issuance of the Preferred Stock, Warrants, AIRs the issuance of the Conversion Shares upon conversion of the Preferred Stock or exercise of the Warrants, the Preferred Stock, Warrants, AIRs and Conversion Shares will be duly and validly issued, fully paid and non-assessable and if registered pursuant to the 1933 Act and resold pursuant to an effective registration statement or an exemption from registration, will be free trading, unrestricted and unlegended;

           (iii)              will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company or rights to acquire securities or debt of the Company;

           (iv)              will not subject the holders thereof to personal liability by reason of being such holders; and

           (v)                assuming the representations and warranties of the Subscribers as set forth in Section 2 hereof are true and correct, will not result in a violation of Section 5 under the 1933 Act.

      (e)                 No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security of the Company nor solicited any offers to buy any security of the Company under circumstances that would cause the offer of the Securities pursuant to this Exchange Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Bulletin Board. No prior offering will impair the exemptions relied upon in the Exchange or the Company’s ability to timely comply with its obligations hereunder. Neither the Company nor any of its Affiliates will take any action or suffer any inaction or conduct any offering other than the transactions contemplated hereby that may be integrated with the offer or issuance of the Securities or that would impair the exemptions relied upon in the Exchange or the Company’s ability to timely comply with its obligations hereunder.

     (f)                  No General Solicitation. Neither the Company, nor any of its Affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

     (g)                 Dilution. The Company's executive officers and directors understand the nature of the Securities being sold hereby and recognize that the issuance of the Securities will have a potential dilutive effect on the equity holdings of other holders of the Company’s equity or rights to receive equity of the Company. The board of directors of the Company has concluded, in its good faith business judgment that the issuance of the Securities is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Preferred Stock and Warrants upon the exercise of the AIRS and the issuance of the Conversion Shares upon conversion of the Preferred Stock and exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other stockholders of the Company or parties entitled to receive equity of the Company.

     (h)                 Investment Company. Neither the Company nor any Affiliate of the Company is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

     (i)                  Reporting Company/Shell Company. The Company is subject to reporting obligations pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”). Pursuant to the provisions of the 1934 Act, except as set forth on Schedule 3(i) the Company has timely filed all reports and other materials required to be filed thereunder with the Commission during the preceding twelve months. The Company is not a “shell company” or “former shell company”as those terms are employed in Rule 144 under the 1933 Act.

    (j)                  Company Predecessor and Subsidiaries. The Company makes each of the representations contained in Sections 3(a), (b), (c), (h) (k) and (l) of this Exchange Agreement, as same relate or could be applicable to each Subsidiary. All representations made by or relating to the Company of a historical or prospective nature and all undertakings and obligations to act or refrain from certain actions described herein shall relate, apply and refer to the Company and Subsidiaries and their predecessors and successors.

    (k)                 Correctness of Representations. The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Subscribers prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date; provided, that, if such representation or warranty is made as of a different date, in which case such representation or warranty shall be true as of such date.

     (l)                 Survival. The foregoing representations and warranties shall survive the Closing Date.

4.                 Regulation D Offering/Legal Opinion. The offer and issuance of the Securities to the Subscribers is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(a)(2) or Section 4(6) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder. On the closing date, the Company will provide an opinion reasonably acceptable to the Subscribers from the Company’s legal counsel opining on the availability of an exemption from registration under the 1933 Act as it relates to the offer and issuance of the Securities and other matters reasonably requested by Subscribers. A form of the legal opinion is annexed herto as Exhibit D. The Company will provide, at the Company’s expense, to the Subscribers, such other legal opinions, if any, as are reasonably necessary in Subscribers’ opinion for the issuance and resale of the Preferred Stock and Conversion Shares pursuant to an effective registration statement, Rule 144 under the 1933 Act or an exemption from registration.

5.1.               Conversion of Preferred Stock and Exercise of the Warrants.

     (a)                 Upon the conversion of a Preferred Stock, exercise of the Warrants or any part thereof, the Company shall, at its own cost and expense, take all necessary action, including obtaining and delivering an opinion of counsel to assure that the Company's transfer agent shall issue stock certificates in the name of a Subscriber (or its permitted nominee) or such other persons as designated by Subscriber and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion. The Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Company's Common Stock and that the certificates representing such shares shall contain no legend other than the legend set forth in Section 2(i) If and when a Subscriber sells the Conversion Shares, assuming (i) a registration statement including such Conversion Shares for registration has been filed with the Commission, is effective and the prospectus, as supplemented or amended, contained therein is current and (ii) Subscriber or its agent confirms in writing to the transfer agent that Subscriber has complied with the prospectus delivery requirements, the Company will reissue the Conversion Shares without restrictive legend and the Conversion Shares will be free-trading, and freely transferable. In the event that the Conversion Shares are sold in a manner that complies with an exemption from registration, the Company will promptly instruct its counsel to issue to the transfer agent an opinion permitting removal of the legend indefinitely if such sale is intended to be made in conformity with Rule 144(b)(1)(i) of the 1933 Act, provided that Subscriber delivers reasonably requested representations in support of such opinion.

    (b)                 Each Subscriber will give notice of its decision to exercise its right to convert its Preferred Stock, dividends, or part thereof by emailing, telecopying or otherwise delivering a completed Notice of Conversion (a form of which is annexed as Exhibit A to the Preferred Stock) to the Company via confirmed telecopier transmission or otherwise pursuant to this Exchange Agreement. Subscribers will not be required to surrender the certificate representing the Preferred Stock until the Preferred Stock has been fully converted. Each date on which a Notice of Conversion is faxed or emailed to the Company in accordance with the provisions hereof by 6 PM Eastern Time (“ET”) (or if received by the Company after 6 PM ET, then the next business day) shall be deemed a “Conversion Date.” The Company will itself or cause the Company’s transfer agent to transmit the Company’s Common Stock certificates representing the Conversion Shares issuable upon conversion of the Preferred Stock to Subscribers via express courier for receipt by Subscribers within three (3) business days after the Conversion Date (such fifth day being the “Delivery Date”). In the event the Conversion Shares are electronically transferable, then delivery of the Shares must be made by electronic transfer provided request for such electronic transfer has been made by the Subscribers. A certificate representing the balance of the Preferred Stock not so converted will be provided by the Company to a Subscriber if requested by a Subscriber, provided such Subscriber delivers the original certificate to the Company.

    (c)                 The Company understands that a delay in the delivery of the Conversion Shares in the form required pursuant to Section 5.1 hereof later than the Delivery Date could result in economic loss to the Subscribers. As compensation to Subscribers for such loss, the Company agrees to pay (as liquidated damages and not as a penalty) to each applicable Subscriber for late issuance of Conversion Shares in the form required pursuant to Section 5.1 hereof upon Conversion of the Preferred Stock or exercise of the Warrants, the amount of $100 per business day after the Delivery Date for each $10,000 of Preferred Stock stated value and dividends (and proportionately for other amounts) being converted of the corresponding Conversion Shares which are not timely delivered. The Company shall pay any payments incurred under this Section upon demand. Furthermore, in addition to any other remedies which may be available to the Subscribers, in the event that the Company fails for any reason to effect delivery of the Conversion Shares on or before the Delivery Date, the Subscriber will be entitled to revoke all or part of the relevant Notice of Conversion by delivery of a notice to such effect to the Company whereupon the Company and Subscriber shall each be restored to their respective positions immediately prior to the delivery of such notice, except that the damages payable in connection with the Company’s default shall be payable through the date notice of revocation or rescission is given to the Company.

5.2.             Maximum Conversion. A Subscriber shall not be entitled to convert on a Conversion Date that amount of the Preferred Stock nor may the Company make any payment including stated value, dividends, or liquidated or other damages by delivery of Conversion Shares in connection with that number of Conversion Shares which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by Subscriber and its Affiliates on a Conversion Date or payment date, and (ii) the number of Conversion Shares issuable upon the conversion of the Preferred Stock with respect to which the determination of this provision is being made on a calculation date, which would result in beneficial ownership by Subscriber and its Affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company on such Conversion Date. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder. Subject to the foregoing, the Subscribers shall not be limited to aggregate conversions of only 4.99% and aggregate conversions by the Subscribers may exceed 4.99%. A Subscriber may increase it ownership limitation to 9.99% upon 61 days notice to the Company. The Subscribers shall have the authority to determine whether the restriction contained in this Section 5.2 will limit any conversion of a Preferred Stock and the extent such limitation applies and to which convertible or exercisable instrument or part thereof such limitation applies.

5.3.             Injunction Posting of Bond. In the event a Subscriber shall elect to convert Preferred Stock, exercise the Warrant or any part thereof, the Company may not refuse conversion based on any claim that such Subscriber or anyone associated or affiliated with such Subscriber has not complied with Subscriber’s obligations under the Transaction Documents, or for any other reason, unless, a final non- appealable injunction from a court made on notice to Subscriber, restraining and or enjoining conversion of all or part of such Preferred Stock shall have been sought and obtained by the Company and the Company has posted a surety bond for the benefit of Subscriber equal to the greater of (i) 125% of the outstanding stated value and accrued but unpaid dividends of the Preferred Stock, and the aggregate purchase price of the Conversion Shares which are sought to be subject to the injunction, or (ii) the closing price of the Common Stock on the trading day before the issue date of the injunction multiplied by the number of Conversion Shares issuable upon conversion of the Preferred Stock, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to Subscriber to the extent the judgment or decision is in Subscriber’s favor.

5.4.             Buy-In. In addition to any other rights available to Subscribers, if the Company fails to deliver to a Subscriber Conversion Shares by the Delivery Date and if after the Delivery Date Subscriber or a broker on Subscriber’s behalf purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by Subscriber of the Common Stock which Subscriber was entitled to receive upon such conversion (a “Buy-In”), then the Company shall pay to Subscriber (in addition to any remedies available to or elected by the Subscribers) the amount by which (A) Subscriber’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate stated value and/or dividend amount of the Preferred Stock for which such conversion request was not timely honored together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if a Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 of Preferred Stock stated value and/or dividends, the Company shall be required to pay Subscriber $1,000 plus interest. Subscriber shall provide the Company written notice and evidence indicating the amounts payable to Subscriber in respect of the Buy-In.

6.                  left intentionally blank.

7.                  Covenants of the Company. The Company covenants and agrees with the Subscribers as follows:

     (a)                 Stop Orders. Subject to the prior notice requirement described in Section 7(h), the Company will advise the Subscribers, within twenty-four hours after it receives notice of issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose. The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Securities, except as may be required by any applicable federal or state securities laws and only if at least two business days prior notice of such instruction is given to the Subscribers.

     (b)                 Listing/Quotation. The Company shall promptly secure the quotation or listing of the Conversion Shares upon such national securities exchange, or automated quotation system upon which the Company’s Common Stock is quoted or listed and upon which such Conversion Shares are or become eligible for quotation or listing (subject to official notice of issuance) and shall maintain same so long as any Securities are outstanding. The Company will maintain the quotation or listing of its Common Stock on the American Stock Exchange, Nasdaq Capital Market, Nasdaq Global Market, Nasdaq Global Select Market, Bulletin Board, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock (the “Principal Market”), and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market, as applicable. Subject to the limitation set forth in Section 7(h), the Company will provide Subscribers with copies of all notices it receives notifying the Company of the threatened and actual delisting of the Common Stock from any Principal Market. As of the date of this Exchange Agreement and the Closing Date, the Bulletin Board is the Principal Market.

     (c)                 Market Regulations. If required, the Company shall notify the Commission, the Principal Market and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Exchange Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Subscribers and promptly provide copies thereof to the Subscribers.

     (d)                 Filing Requirements. From the date of this Exchange Agreement and until the last to occur of all the Securities have been paid back, resold or transferred by the Subscribers pursuant to a registration statement or pursuant to Rule 144(b)(1)(i) (the date of such latest occurrence being the “End Date”), the Company will (A) cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the 1934 Act, (B) comply in all respects with its reporting and filing obligations under the 1934 Act, and (C) voluntarily comply with all reporting requirements that are applicable to an issuer with a class of shares registered pursuant to Section 12(g) of the 1934 Act, if the Company is not subject to such reporting requirements. The Company will use its best efforts not to take any action or file any document (whether or not permitted by the 1933 Act or the 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said acts until the End Date. Until the End Date, the Company will continue the listing or quotation of the Common Stock on a Principal Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market. The Company agrees to timely file a Form D with respect to the Securities if required under Regulation D and to provide a copy thereof to Subscribers promptly after such filing.

     (e)                 Reservation. Prior to the Closing, the Company undertakes to reserve on behalf of Subscribers from its authorized but unissued Common Stock, a number of shares of Common Stock equal to 150% of the amount of Common Stock necessary to allow Subscribers to be able to convert all of the Preferred Stock, Warrants, and AIRs including dividends that would accrue thereon through the End Date (“Required Reservation”). Failure to have sufficient shares reserved pursuant to this Section 7(e) at any time shall be a material default of the Company’s obligations under this Exchange Agreement. Without waiving the foregoing requirement, if at any time Preferred Stock, Warrants, and AIRs are owned by the Subscribers, the Company has reserved on behalf of the Subscribers less than 125% of the amount necessary for full conversion of the outstanding Preferred Stock, Warrants, and AIRs and dividends at the conversion price in effect on every such date (“Minimum Required Reservation”), the Company will promptly reserve the Minimum Required Reservation, or if there are insufficient authorized and available shares of Common Stock to do so, the Company will take all action necessary to increase its authorized capital to be able to fully satisfy its reservation requirements hereunder, including the filing of a preliminary proxy with the Commission not later than fifteen business days after the first day the Company has reserved less than the Minimum Required Reservation. The Company agrees to provide notice to the Subscribers not later than three days after the date the Company has less than the Minimum Required Reservation reserved on behalf of the Subscribers.

     (f)                   DTC Program. At all times that Preferred Stock, Warrants, and AIRs are outstanding or issuable, the Company will take such steps as are necessary for the Conversion Shares to be delivered electronically to a participant in the Depository Trust Company Automated Securities Transfer Program. In the event that there is a chill on delivery of shares via the Depository Trust Company Automated Securities Transfer Program, the Company shall immediately and in any event no less than one day after such chill is announced, inform the Subscribers of such chill.

     (g)                Confidentiality/Public Announcement. From the date of this Exchange Agreement and until the End Date, the Company agrees that except in connection with a Form 8-K, Form 10- K, Form 10-Q and a registration statement or statements which include the Securities for registration with the Commission or in correspondence with the Commission regarding same or in respect to a stock exchange listing, it will not disclose publicly or privately the identity of the Subscribers unless expressly agreed to in writing by Subscribers or only to the extent required by law and then only upon not less than three days prior notice to Subscribers. In any event and subject to the foregoing, the Company undertakes to file a Form 8-K describing the Exchange not later than the fourth (4th) business day after the Closing Date. Prior to the filing date of such Form 8-K, a draft in the final form will be provided to Subscribers for Subscribers’ review and approval. In the Form 8-K, the Company will specifically disclose the amount of Common Stock outstanding immediately after the Closing. Upon delivery by the Company to the Subscribers after the Closing Date of any notice or information, in writing, electronically or otherwise, and while Securities are held by Purchases, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or Subsidiaries, the Company shall within one business day after any such delivery publicly disclose such material, nonpublic information on a Report on Form 8-K. In the event that the Company believes that a notice or communication to Subscribers contains material, nonpublic information relating to the Company or Subsidiaries, the Company shall so indicate to Subscribers prior to delivery of such notice or information. Subscribers will be granted sufficient time to notify the Company that such Subscriber elects not to receive such information. In such case, the Company will not deliver such information to any such Subscriber. In the absence of any such indication, Subscribers shall be allowed to presume that all matters relating to such notice and information do not constitute material, nonpublic information relating to the Company or Subsidiaries.

     (h)                   Non-Public Information. The Company covenants and agrees that except for the Reports, Other Written Information and exhibits to this Exchange Agreement and the Transaction Documents, which information the Company undertakes to publicly disclose on the Form 8-K described in Section 7(g) above, neither it nor any other person acting on its behalf will at any time provide Subscribers or their agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto Subscribers shall have agreed in writing to accept such information. The Company understands and confirms that Subscribers shall be relying on the foregoing representations in effecting transactions in securities of the Company.

    (i)                    Negative Covenants. So long as Securities are outstanding, without the Consent of the Subscribers, the Company and its officers and directors will not and will not permit any of its Subsidiaries to directly or indirectly:

               (i)                  amend its Articles, bylaws or its charter documents so as to materially and adversely affect any rights of the Subscribers;

              (ii)                  repay, repurchase or offer to repay, repurchase or otherwise acquire or make any dividend or distribution in respect of any of its Common Stock, Preferred Stock, or other equity securities other than to the extent permitted or required under the Transaction Documents;

          (iii)              prepay or redeem any financing related debt or past due obligations or securities, or past due obligations (except with respect to vendor obligations, or any such obligations which in management’s good faith, reasonable judgment must be repaid to avoid disruption of the Company’s businesses);

          (iv)               liquidate, merger, consolidate, nor sell a substantial amount of its assets with or to any other entity, except for a migratory merger with a wholly-owned subsidiary, result of which does not change the relative ownership or rights of the holders of the Securities and Common Stock.

8.	Covenants of the Company Regarding Indemnification.

(a)                     Indemnification. The Company agrees to indemnify, hold harmless, reimburse and defend the Subscribers, the Subscribers’ officers, directors, agents, counsel, Affiliates, members, managers, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Subscribers or any such person which results, arises out of or is based upon (i) any material misrepresentation by Company or breach of any representation or warranty by Company in this Exchange Agreement or in any Exhibit attached hereto in any Transaction Document, or other agreement delivered pursuant hereto or in connection herewith, now or after the date hereof; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Subscribers relating hereto.

(b)                  Indemnification Procedures. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 8(b) and shall only relieve it from any liability which it may have to such indemnified party under this Section 8(b), except and only if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 8(b) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnifying party shall have reasonably concluded that there may be reasonable defenses available to indemnified party which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties, as a group, shall have the right to select one separate counsel, reasonably satisfactory to the indemnified and indemnifying party, and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

                                 9.               Unlegended Shares and 144 Sales.

    (a)                    Delivery of Unlegended Shares. Within five (5) business days (such fifth business day being the “Unlegended Shares Delivery Date”) after the day on which the Company has received (i) a notice that Conversion Shares or any other Common Stock held by Subscribers has been sold pursuant to a registration statement or Rule 144 under the 1933 Act, (ii) a representation that the prospectus delivery requirements, or the requirements of Rule 144, as applicable and if required, have been satisfied, (iii) the original share certificates representing the shares of Common Stock that have been sold, and (iv) in the case of sales under Rule 144, customary representation letters of the Subscribers and, if required, Subscribers’ broker regarding compliance with the requirements of Rule 144, the Company at its expense, (y)   shall deliver, and shall cause legal counsel selected by the Company to deliver to its transfer agent (with copies to Subscribers) an appropriate instruction and opinion of such counsel, directing the delivery of shares of Common Stock without any legends including the legend set forth in Section 2(h) above (the “Unlegended Shares”); and (z) cause the transmission of the certificates representing the Unlegended Shares together with a legended certificate representing the balance of the submitted Common Stock certificate, if any, to the Subscribers at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise on or before the Unlegended Shares Delivery Date.

     (b)                    DWAC. In lieu of delivering physical certificates representing the Unlegended Shares, upon request of Subscriber, so long as the certificates therefor do not bear a legend and the Subscriber is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Subscribers’ prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission system, if such transfer agent participates in such DWAC system. Such delivery must be made on or before the Unlegended Shares Delivery Date.

     (c)                     Late Delivery of Unlegended Shares. The Company understands that a delay in the delivery of the Unlegended Shares pursuant to Section 9 hereof later than the Unlegended Shares Delivery Date could result in economic loss to a Subscribes. As compensation to a Subscriber for such loss, the Company agrees to pay late payment fees (as liquidated damages and not as a penalty) to the Subscriber for late delivery of Unlegended Shares in the amount of $100 per business day after the Unlegended Shares Delivery Date for each $10,000 of purchase price of the Unlegended Shares subject to the delivery default. If during any 360 day period, the Company fails to deliver Unlegended Shares as required by this Section 9 for an aggregate of thirty days, then each Subscriber or assignee holding Securities subject to such default may, at its option, require the Company to redeem all or any portion of the Unlegended Shares subject to such default at a price per share equal to the greater of (i) 105% of the Purchase Price paid by the Subscriber for the Unlegended Shares that were not timely delivered, or (ii) a fraction in which the numerator is the highest closing price of the Common Stock during the aforedescribed thirty day period and the denominator of which is the lowest conversion price or exercise price, as the case may be, during such thirty day period, multiplied by the price paid by Subscriber for such Common Stock (“Unlegended Redemption Amount”). The Company shall pay any payments incurred under this Section in immediately available funds upon demand.

    (d)                 Injunction. In the event a Subscriber shall request delivery of Unlegended Shares as described in Section 9 and the Company is required to deliver such Unlegended Shares pursuant to Section 9, the Company may not refuse to deliver Unlegended Shares based on any claim that Subscriber or anyone associated or affiliated with Subscriber has not complied with Subscriber’s obligations under the Transaction Documents, or for any other reason, unless, an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such Unlegended Shares shall have been sought and obtained by the Company and the Company has posted a surety bond for the benefit of Subscriber in the amount of the greater of (i) 120% of the amount of the aggregate purchase price of the Common Stock which is subject to the injunction or temporary restraining order, (ii) the closing price of the Common Stock on the trading day before the issue date of the injunction multiplied by the number of Unlegended Shares to be subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to Subscriber to the extent Subscriber obtains judgment in Subscriber’s favor.

    (e)                 Buy-In. In addition to any other rights available to Subscribers, if the Company fails to deliver to a Subscriber Unlegended Shares as required pursuant to this Agreement and after the Unlegended Shares Delivery Date the Subscriber, or a broker on the Subscriber’s behalf, purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by Subscriber of the shares of Common Stock which the Subscriber was entitled to receive from the Company (a “Buy-In”), then the Company shall promptly pay in cash to the Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount by which (A) the Subscriber’s total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds (B) the aggregate purchase price of the shares of Common Stock delivered to the Company for reissuance as Unlegended Shares together with interest thereon at a rate of 15% per annum accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if a Subscriber’s purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of purchase price of shares of Common Stock delivered to the Company for reissuance as Unlegended Shares, the Company shall be required to pay the Subscriber $1,000, plus interest. The Subscriber shall provide the Company written notice indicating the amounts payable to the Subscriber in respect of the Buy-In.

    (f)                  144 Default. At any time commencing six months after the Closing Date, in the event the Subscribers are not permitted to sell any of the Conversion Shares without any restrictive legend or if such sales are permitted but subject to volume limitations or further restrictions on resale as a result of the unavailability to Subscribers of Rule 144(b)(1)(i) under the 1933 Act or any successor rule (a “144 Default”), for any reason including but not limited to failure by the Company to file quarterly, annual or any other filings required to be made by the Company by the required filing dates, or the Company’s failure to make information publicly available which would allow Subscribers’ reliance on Rule 144 in connection with sales of Conversion Shares, except due to a change in current applicable securities laws or because the Subscriber is an Affiliate (as defined under Rule 144) of the Company, then the Company shall pay Subscribers as liquidated damages and not as a penalty for each thirty days (or such lesser pro-rata amount for any period less than thirty days) an amount equal to one percent (1%) of the purchase price of the Conversion Shares subject to such 144 Default. Liquidated Damages shall not be payable pursuant to this Section 9(f) in connection with Shares for such times as such Shares may be sold by the holder thereof without any legend or volume or other restrictions pursuant to Section 144(b)(1)(i) of the 1933 Act or pursuant to an effective registration statement.

                                 10.              Miscellaneous.

     (a)                Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: Attitude Drinks Incorporated, 712 U.S. Highway 1, Suite #200, North Palm Beach, FL 33408, Attn: Roy Warren, CEO and President, facsimile: (561) 799-5039, with a copy by facsimile only to:_______,__________________,Attn:_____, Esq., facsimile: (___) _____-______, and (ii) if to the Subscribers, to: the address and fax number indicated on the Signature page hereto, with an additional copy by fax only to: Grushko & Mittman, P.C., 515 Rockaway Avenue, Valley Stream, New York 11581, facsimile: (212) 697- 3575.

    (b)               Entire Agreement; Assignment. This Exchange Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties. Neither the Company nor the Subscribers has relied on any representations not contained or referred to in this Exchange Agreement and the documents delivered herewith. No right or obligation of the Company shall be assigned without prior notice to and the written consent of the Subscribers.

     (c)               Counterparts/Execution. This Exchange Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Exchange Agreement may be executed by facsimile signature and delivered by electronic transmission.

     (d)                Law Governing this Exchange Agreement. This Exchange Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. References in the Transaction Documents to laws, rules, regulations and forms shall also include successors to and functionally equivalent replacements of such laws, rules, regulations and forms. A successor rule to Rule 144(b)(1)(i) shall include any rule that would be available to a non-Affiliate of the Company for the sale of Common Stock not subject to volume restrictions and after a six month holding period. Any action brought by either party against the other concerning the transactions contemplated by this Exchange Agreement shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York. The parties to this Exchange Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties executing this Exchange Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Exchange Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Exchange Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Exchange Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(e)                 Specific Enforcement, Consent to Jurisdiction. The Company and Subscribers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Exchange Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Exchange Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 10(d) hereof, the Company and each Subscribers hereby irrevocably waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in New York of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

(f)                  Damages. In the event the Subscribers is entitled to receive any liquidated or other damages pursuant to the Transactions Documents, the Subscribers may elect to receive the greater of actual damages or such liquidated damages. In the event the Subscribers is granted rights under different sections of the Transaction Documents relating to the same subject matter or which may be exercised contemporaneously, or pursuant to which damages or remedies are different, Subscriber is granted the right in Subscriber’s absolute discretion to proceed under such section as Subscriber elects.

(g)                 Calendar Days. All references to “days” in the Transaction Documents shall mean calendar days unless otherwise stated. The terms “business days” and “trading days” shall mean days that the New York Stock Exchange is open for trading for three or more hours. Time periods shall be determined as if the relevant action, calculation or time period were occurring in New York City. Any deadline that falls on a non-business day in any of the Transaction Documents shall be automatically extended to the next business day and interest, if any, shall be calculated and payable through such extended period.

(h)                 Captions: Certain Definitions. The captions of the various sections and paragraphs of this Exchange Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Exchange Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Exchange Agreement.

(i)                  Severability. In the event that any term or provision of this Exchange Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability: (i) by or before that authority of the remaining terms and provisions of this Exchange Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Exchange Agreement.

(k)                  Maximum Liability. In no event shall the liability of the Subscribers or permitted successor hereunder or under any Transaction Document or other agreement delivered in connection herewith be greater in amount than the dollar amount of the net proceeds actually received by Subscribers or successor upon the sale of Conversion Shares.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

Attitude Drinks, Inc.

a Delaware corporation

By: _________________________________

        Name: Roy G. Warren

        Title: CEO

Dated: May 21, 2015

SUBSCRIBER	Surrendered Notes being	Preferred Stock

Name of Subscriber

[RC]

Address:		Warrants

Fax No.: __________________________

Taxpayer ID# (if applicable):___________		AIRs

(Signature)
By:

LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Certificate of Designation (filed as Exhibit 3.3 on Form 8-K August 12, 2015)

Exhibit B	Form of Warrant (filed as Exhibit 4.3 on Form 8-K August 18, 2015)

Exhibit C	Form of AIR (filed as Exhibit 4.4 on Form 8-K August 18, 2015)

Exhibit D	Form of Legal Opinion (Not provided at closing)

Schedule 1	List of Subscribers

Schedule 3(i)	Past due SEC Reports

Schedule 1

List of Subscribers

Name of Subscriber and Address	$ Amount to Convert	Issued Preferred Stock Shares

Roy Warren	$155,838	156
712 U.S. Highway 1 #200
North Palm Beach, Florida 33408

Tommy Kee	$371,442	371
712 U.S. Highway 1 #200
North Palm Beach, Florida 33408

Craig Peters	$269,085	269
712 U.S. Highway 1 #200
North Palm Beach, Florida 33408

Debbie Lieblong	$67,309	67
712 U.S. Highway 1 #200
North Palm Beach, Florida 3340

Schedule 3(i)

Past due SEC Reports

For Attitude Drinks Incorporated

Attitude Drinks Incorporated will be preparing and filing the following past due SEC filings in the next 30-60 days:

Form 10-Q for the 3 months ended June 30, 2014

Form 10-Q for the 6 months ended September 30, 2014

Form 10-Q for the 9 months ended December 31, 2014

Note as of the August 18, 2015 closing date, the above filings have been prepared and filed with the Securities Exchange Commission. The Form 10-K for the fiscal year ended March 31, 2015 is expected to be filed in late August, 2015 and first half of September, 2015 based on the receipt of additional financing.